As filed with the Securities and Exchange Commission on February 25, 2003

Registration No. 333-65364

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20459

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENEX HARVEST STATES COOPERATIVES

(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of Incorporation or organization)	41-0251095 (I.R.S. Employer Identification No.)
5500 Cenex Drive Inver Grove Heights, Minnesota 55077 (651) 451-5151 (Address and Zip Code of Principal Executive Offices)

David Kastelic
Senior Vice President and General Counsel
Cenex Harvest States Cooperatives
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(651) 451-5151

(Name, address, including zip code and telephone number, including area code, of agent for service)

__________ Copy to: William B. Payne Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 (612) 340-2600 Fax: (612) 340-8738 __________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

Cenex Harvest States Cooperatives, a Minnesota cooperative corporation (the “Company”), registered the public offer and sale of an aggregate of 50,000,000 shares of 8% Preferred Stock (the “Preferred Stock”) pursuant to Registration Statement No. 333-65364 (which was declared effective on October 31, 2001) filed with the Securities and Exchange Commission on July 18, 2001 and amended on October 26, 2001.  To date, the Company has sold 9,454,874 shares of the Preferred Stock.  The Company has discontinued sales under this registration statement and hereby terminates the offering of the remaining 40,545,126 shares of Preferred Stock under Registration Statement No. 333-65364.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on this 25th day of February, 2003.

CENEX HARVEST STATES COOPERATIVES

By:     /s/ John Schmitz

____________________________________
                John Schmitz
                Executive Vice President and Chief Financial
                Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
	President and Chief Executive Officer	February 25, 2003
* ____________________________ John D. Johnson
	Executive Vice President and Chief Financial Officer	February 25, 2003
/s/ John Schmitz ___________________________ John Schmitz
	Vice President and Controller	February 25, 2003
* ____________________________ Jodell M. Heller
	Director	February 25, 2003
* ____________________________ Michael Toelle
	Director	February 25, 2003
* ____________________________ Bruce Anderson
	Director	February 25, 2003
* ____________________________ Robert Bass

____________________________ David Bielenberg	Director

____________________________ Dennis Carlson	Director

* ____________________________ Curt Eischens	Director	February 25, 2003

* ____________________________ Robert Elliot	Director	February 25, 2003

* ____________________________ Robert Grabarski	Director	February 25, 2003

* ____________________________ Jerry Hasnedl	Director	February 25, 2003

* ____________________________ Glen Keppy	Director	February 25, 2003

* ____________________________ James Kile	Director	February 25, 2003

____________________________ Randy Knecht	Director

* ____________________________ Leonard Larson	Director	February 25, 2003

* ____________________________ Richard Owen	Director	February 25, 2003

* ____________________________ Duane Stenzel	Director	February 25, 2003

* ____________________________ Merlin Van Walleghen	Director	February 25, 2003

* ____________________________ Elroy Webster	Director	February 25, 2003

*By:   /s/ John Schmitz

John Schmitz

As Attorney-in-fact